NEW ADDITIONAL SERVICES AGREEMENT




          THIS NEW ADDITIONAL SERVICES AGREEMENT (this "Agreement)", dated as of July 20, 1998, is entered into by and between Scotia Pacific Company LLC, a Delaware limited liability company (the "Issuer" and, in its capacity as Services Provider hereunder, the "Services Provider"), and The Pacific Lumber Company, a Delaware corporation ("Pacific Lumber").


WITNESSETH:

          The Issuer and the Trustee have entered into the Indenture, pursuant to which the Issuer has issued the Timber Notes; and the Issuer, the Collateral Agent and the Deed of Trust Trustee have entered into the Deed of Trust, securing, among other things, the Issuer's obligations under the Timber Notes and the Indenture;

          The Issuer and Pacific Lumber are parties to an Additional Services Agreement dated as of March 23, 1993, which is being terminated effective as of the date hereof (the "Existing Additional Services Agreement");

          This Agreement is being entered into in connection with the issuance and sale of the Timber Notes; and

          The Issuer is capable of rendering the services described in
Schedule 1 hereto (the "Additional Services") and supplying the equipment, personnel and expertise necessary to perform the Additional Services as contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the mutual agreements contained herein and in the Operative Documents and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Issuer and Pacific Lumber hereby agree as follows:

                                     I

                                DEFINITIONS

          1.1 For all purposes of this Agreement, unless the context otherwise requires, all defined terms shall have the meaning set forth in Schedule A to the Indenture, which is incorporated by reference as if fully set forth herein.



                                     II

                                  SERVICES


          2.1 Services. Subject to the terms and provisions set forth in this Agreement, the Services Provider shall provide to Pacific Lumber (including any subsidiaries of Pacific Lumber) the Additional Services.

          2.2  Personnel Matters.  Without limiting the generality of
Section 2.1 of this Agreement, the Services Provider shall provide all labor and professional and supervisory persons necessary to perform the Additional Services which are not provided by Pacific Lumber; provided that the Services Provider shall have the right to use independent contractors or other outside specialists or other persons in performing the Additional Services as it shall deem advisable in its reasonable judgment.

          2.3 Independent Contractor Status. The Services Provider shall perform the Additional Services as an independent contractor. The number of employees, the selection and retention of such employees, the hours of labor and the compensation for services to be paid to any and all such employees of the Services Provider shall be determined by the Services Provider. All employees, agents, contractors and subcontractors hired by the Services Provider to perform services hereunder shall not be deemed to be the employees, agents, contractors and subcontractors of Pacific Lumber, and all salaries and compensation payable to them shall be the exclusive responsibility of the Services Provider.

          2.4 Necessary Information. Pacific Lumber shall furnish the Services Provider with all information, programs, know-how, methods or methodology within Pacific Lumber's control as may be necessary or appropriate for the performance of the Additional Services by the Services Provider.

                                    III

                                COMPENSATION

          3.1  Compensation for Services.

               (a) As compensation for the Additional Services provided by the Services Provider pursuant to this Agreement, Pacific Lumber shall pay to the Services Provider by deposit to the Collection Account on each Monthly Deposit Date immediately preceding each Note Payment Date during the term of this Agreement a fee, in cash (the "Additional Services Fee"), which, so long as Pacific Lumber is the Services Provider under the Services Agreement, shall be in an amount equal to the Services Provider's actual costs of providing the Additional Services for the six (6) full (or portion thereof) calendar months immediately preceding each such Monthly Deposit Date, as determined in accordance with generally accepted accounting principles. The Services Provider shall notify Pacific Lumber of its costs of providing the Additional Services for such six (6) month period (or portion thereof) at least two Business Days prior to each such Monthly Deposit Date. If Pacific Lumber is not the Services Provider under the New Services Agreement, the Additional Services Fee shall be based upon a market rate for such services in the relevant area, adjusted in each subsequent year in the manner in which the Services Fee is adjusted pursuant to Section 5.1(a) of the New Services Agreement.

               (b) The parties hereto acknowledge and agree that the Services Provider's right to be compensated pursuant to this Agreement shall be limited to its right to receive the Additional Services Fee and that the Services Provider shall not be entitled to any further payment pursuant to this Agreement, whether by way of reimbursement of its expenses in performing the Additional Services or otherwise. If this New Additional Services Agreement is terminated and any accrued compensation through the date of such termination shall remain unpaid, the Services Provider shall be entitled to receive such accrued and unpaid compensation.

                                     IV

                               MISCELLANEOUS

          4.1 Term. This Agreement shall become effective upon the date first noted above and shall continue in effect until all amounts payable under the Timber Notes (including any Additional Timber Notes), the Indenture and the Deed of Trust shall have been paid in full.

          4.2 Termination. Pacific Lumber and the Services Provider may, at any time, terminate this Agreement by mutual written consent.

          4.3  Amendments.

               (a) This Agreement may be amended by an agreement in writing signed by the Services Provider and Pacific Lumber. No such amendment shall add to the obligations of the Services Provider or require the Services Provider to assume any obligations or liabilities other than expressly set forth herein, unless Rating Agency Confirmation shall have been obtained.

               (b) Promptly following the execution of any amendment to this Agreement, the Issuer will furnish to the Trustee and each Rating Agency a true, correct and complete copy of such amendment.

          4.4 Notices. All notices and other communications required or permitted hereunder shall be in writing and, unless otherwise provided in this Agreement, shall be deemed to have been duly given when delivered in person or by mail or when dispatched by telegram or electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) to the addressee at the address specified below:

                    If to Pacific Lumber:

                         The Pacific Lumber Company
                         P.O. Box 37
                         Scotia,  California   95565
                         Fax:  (707) 764-4269
                         Attention:     Vice President,
                          Finance and
                          Administration


                    If to the Services Provider:

                         Scotia Pacific Company LLC
                         P.O. Box 712
                         Scotia, California   95565
                         Fax:  (707) 764-5001
                         Attention: Vice President,
                          Finance and
                          Administration

                    If to any Rating Agency:

                         Standard & Poor's, a division of
                          The McGraw Hill Companies
                         26 Broadway - 10th Floor
                         New York, New York 10004-1010
                         Fax:  (212) 208-8208
                         Attention:  Asset-Backed Surveillance
                          Group

                         Moody's Investors Service, Inc.
                         99 Church Street - 4th Floor
                         New York, New York 10007
                         Fax:  (212) 553-4948
                         Attention:  ABS Monitoring Department

or such other address as either party may from time to time designate by like notice.

          4.5 Governing Law. This Agreement shall be governed by the internal laws of the State of California without regard to principles of conflicts of laws.

          4.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all of which together shall constitute one and the same instrument.

          4.7 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

          4.8 Headings. The section headings of this Agreement are only for the purpose of reference and shall not affect the meaning hereof.




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                  [REST OF PAGE INTENTIONALLY LEFT BLANK]


          IN WITNESS WHEREOF, the parties hereto have executed this New Additional Services Agreement as of the date first above written.


                                        SCOTIA PACIFIC COMPANY LLC


                                        By:      /S/ Gary L. Clark
                                        Name:     Gary L. Clark
                                        Title:    Vice President-Finance
                                                  and Administration


                                        THE PACIFIC LUMBER COMPANY
                                        By:     /S/ John A. Campbell
                                        Name:     John A. Campbell
                                        Title:    President

     SCHEDULE 1


                            Additional Services


     The Services Provider shall perform the following Additional Services.

          1. Provide advice to and be available for consultation with Pacific Lumber in respect of all matters relating to the preparation, filing and prosecution of Timber Harvesting Plans, sustained yield plans, habitat conservation plans, similar plans or permits by Pacific Lumber (or any of its subsidiaries) in respect of any timber property and timber harvesting rights owned by Pacific Lumber (or any of its subsidiaries).

          2. File, jointly on behalf of Pacific Lumber and the Issuer, all Timber Harvesting Plans in respect of any timber property owned by the Issuer with respect to which Pacific Lumber (or any of its subsidiaries) owns timber harvesting rights.

          3. Provide advice to and be available for consultation with Pacific Lumber (or any of its subsidiaries) in respect of all matters relating to compliance with all federal, state and local laws, rules and regulations, including laws relating to streams, waterways, wildlife habitat and endangered species.

          4. Provide supervisory and oversight services to Pacific Lumber in connection with Pacific Lumber's measures to replant and otherwise regenerate commercial timber stands in respect of any timber property owned by Pacific Lumber and timber property with respect to which Pacific Lumber (or any of its subsidiaries) has timber harvesting rights.

          5. Update the Issuer's geographical information system with information provided by Pacific Lumber relating to any timber property owned by Pacific Lumber and timber property with respect to which Pacific Lumber (or any of its subsidiaries) has timber harvesting rights. Provide Pacific Lumber (or any of its subsidiaries) with access to the Issuer's geographical information system and provide necessary personnel and technical assistance to Pacific Lumber to enable Pacific Lumber to utilize the Issuer's geographical information system in connection with Pacific Lumber's (or any of its subsidiaries) operations. Provide Pacific Lumber, upon the request of Pacific Lumber, with copies of all Data Processing Information related to the Issuer's geographical information system.

          6. Provide personnel and technical assistance to Pacific Lumber (or any of its subsidiaries) to enable Pacific Lumber to manage the harvesting of any timber owned by Pacific Lumber in a manner reasonably calculated to produce growth, consistent with the production of the quality and quantity of Pacific Lumber's current merchantable timber.

          7. Provide advice to and be available for consultation with Pacific Lumber (or any of its subsidiaries) in respect of federal, state or local legislative matters affecting or relating to any timber property and timber harvesting rights owned by Pacific Lumber and timber property with respect to which Pacific Lumber has timber harvesting rights or the operation, management or harvesting thereof.

          8. Provide personnel and technical assistance to Pacific Lumber (or any of its subsidiaries) to enable Pacific Lumber to monitor compliance with each Timber Harvesting Plan, sustained yield plan, habitat conservation plan, similar plan or permit and to obtain all certificates of completion or similar certifications from the requisite Governmental Authority.

          9. Provide personnel and technical assistance to Pacific Lumber (or any of its subsidiaries) to enable Pacific Lumber to prepare and file any development or strategic plan required by any Governmental Authority to be prepared in respect of any timber, timber property or timber harvesting rights owned by Pacific Lumber.

          10. Provide advice to and be available for consultation with Pacific Lumber (or any of its subsidiaries) in respect of any updates, upgrades, or improvements to, or replacement of, the Data Processing Equipment.

          11. Provide advice to and be available for consultation with Pacific Lumber (or any of its subsidiaries) in respect of any governmental or regulatory filings or reports required by Pacific Lumber.

          12. Provide personnel and technical assistance to assist Pacific Lumber's (or any of its subsidiaries) efforts to maintain in force and effect or to obtain each permit, license, franchise, right of way, license or easement necessary to the harvesting, cutting, severing, sale, marketing or disposition of any timber, timber property or timber harvesting rights owned by Pacific Lumber.

          13. Provide such other services as may be necessary or appropriate to carry out the services described in the preceding paragraphs.